LOCKBOXLINK
BETTER REAL ESTATE TRANSACTIONS

LOCKBOX LINK, INC
www.lockboxlink.com
123 W. Nye Lane, Ste 129
Carson City, NV 89706
(858) 353-9199

June 30, 2015

OFFER OF EMPLOYMENT

This Agreement, by and between Lockbox Link, Inc., a Nevada corporation, ("Company"), and Iryna Clark ("Employee") as follows:,

LockBox Link, Inc. is pleased to formalize Employee's employment relationship with the Company, and offer Employee the position of President, manager and developer for our organization. Employee's salary for this appointment will be S2,000 per month.

In accepting this offer of employment, Employee certifies her understanding that this employment will be on an at-will basis, and that neither Employee, nor any Company representative have entered into a contract regarding the terms or the duration of this employment. As an at-will employee, Employee will be free to terminate her employment with the Company at any time, with or without cause or advance notice. Likewise, the Company will have the right to reassign, change compensation, or to terminate Employee's employment at any time, with or without cause or advance notice.

Accepted:

[signature] Date June 30, 2015

Iryna Clark

LockBox Link, Inc.

[signature] Date June 30, 2015

Iryna Clark